UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3rd, 2026

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Area Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2026, IR-Med, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (each an “Investor” and, collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement offering (the “Offering”), an aggregate of 250,000 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”), at a per share price of $0.10 and a warrant to purchase up to an additional 250,000 shares of Common Stock (the “Warrants”) at a per share exercise price of $0.1 (the “Exercise Price”) and have a term of five years from the initial exercise date. The Offering closed on May 31, 2026, and the Company received aggregate gross proceeds of $19,054.

In connection with the Offering, Oded Bashan, chairman of the Company, purchased 34,790 shares of the Company’s Common Stock, at a purchase price of $0.10 per share and 34,790 warrants to purchase shares of Common Stock at an exercise price of $0.10 per share, for an aggregate purchase price of $3,479; Yechiel Even, a director of the Company, purchased 34,250 shares of Common Stock at a purchase price of $0.1 per share and 34,250 warrants to purchase shares of Common Stock at an exercise price of $0.10 per share, for an aggregate purchase price of $3,425; Ron Mayron, a director of the Company, purchased 34,250 shares of Common Stock at a purchase price of $0.10 per share and 34,250 warrants to purchase shares of Common Stock at an exercise price of $0.10 per share, for an aggregate purchase price of $3,425; Aharon Klein, a director of the Company, purchased 17,120 shares of Common Stock at a purchase price of $0.10 per share and 17,120 warrants to purchase shares of Common Stock at an exercise price of $0.10 per share, for an aggregate purchase price of $1,712; Yaniv Cohen , a director of the Company, purchased 34,790 shares of Common Stock at a purchase price of $0.10 per share and 34,790 warrants to purchase shares of Common Stock at an exercise price of $0.10 per share, for an aggregate purchase price of $3,479 and Ohad Bashan , a director of the Company, purchased 35,340 shares of Common Stock at a purchase price of $0.10 per share and 35,340 warrants to purchase shares of Common Stock at an exercise price of $0.10 per share, for an aggregate purchase price of $3,534

The securities issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder and pursuant to Regulation S of the Securities Act to non-U.S. investors, because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Purchase Agreements contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing description of the Purchase Agreement and the Warrants are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2026, the Board approved the grant of (i) an aggregate of options to purchase 5,040,000 shares of Common Stock to Oded Bashan, Chairman of the Company, (ii) an aggregate of options to purchase 3,236,519 shares of Common Stock to Aharon Klein, a Director of the Company and (iii) an aggregate of options to purchase 2,779,988 shares of Common Stock to Yaniv Cohen, a Director of the Company. Each of the options were fully vested at issuance, have a term of ten (10) years and have an exercise price of $0.001 per share. The options were granted outside of the Company’s 2020 Incentive Stock Option Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Purchase Agreement among the Company and the Investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Levkoviz
Name:	Sharon Levkoviz
Title:	Chief Financial Officer

Date: June 3, 2026